AXA Equitable Life Insurance Company
Home Office: 1290 Avenue of the Americas, New York, NY 10104

STRUCTURED CAPITAL STRATEGIES

Individual Variable and Index Linked Deferred Annuity

Application

Please make checks payable to: AXA Equitable
First Class Mail: AXA Equitable, Retirement Service Solutions, P.O. Box 1577, Secaucus, NJ 07096-1577
Express Mail: AXA Equitable, Retirement Service Solutions, 500 Plaza Drive, 6th Floor, Secaucus, NJ 07094-3619
For assistance, please call 888-517-9900 www.axa.com

Please verify that the information reflects your choices/elections and sign where indicated.

CONTRACT SPECIFICS

Product Name:	**Type of Contract:**

Initial Contribution:	Method of Payment:	Contribution Year:
Initial Contribution:	Method of Payment:	Contribution Year:
Initial Contribution:	Method of Payment:	Contribution Year:

Total Initial Contribution(s):

ACCOUNT REGISTRATION

Owner Type:

Owner Information
Name:
Residential Address:

Mailing Address:

Daytime Phone #:
Gender:
Date of Birth:
TIN:
TIN Type:
Email Address:

Joint Owner Information
Name:
Residential Address:

Mailing Address:

Daytime Phone #:
Gender:
Date of Birth:
TIN:
TIN Type:
Email Address:

Owner PATRIOT Act Information
US Citizen:
US Visa Category:
Occupation:
Employer:
Form of Identification:
Identification Number:
Exp. Date:

Joint Owner PATRIOT Act Information
US Citizen:
US Visa Category:
Occupation:
Employer:
Form of Identification:
Identification Number:
Exp. Date:

Annuitant Information
Name:
Residential Address:

Date of Birth:
Gender:
TIN:
TIN Type:

Joint Annuitant Information
Name:
Residential Address:

Date of Birth:
Gender:
TIN:
TIN Type:

BENEFICIARY(IES)

Beneficiary Name	Beneficiary Type	Allocation %	Relationship to Owner	SSN/TIN	Address/Home Phone#

CONTRACT OPTIONS ELECTED

INVESTMENT SELECTION

SPECIAL INSTRUCTIONS

CONTRACT STATE

☐ I have a second residence where the application was signed (the state of sale) or

☐ I work or maintain a business in the state where the application was signed (the state of sale).

CURRENT INSURANCE

1. Do you have any other existing life insurance or annuities? ☐**Yes** ☐**No**

   (If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced value, or replaced in connection with this transaction assuming the Contract applied for will be issued? ☐**Yes** ☐**No**

   (If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)

Company	**Type of Plan**	**Year Issued**	**Contract Number**
Company	**Type of Plan**	**Year Issued**	**Contract Number**
Company	**Type of Plan**	**Year Issued**	**Contract Number**

FRAUD WARNINGS

Alabama/Arkansas/District of Columbia/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/Kentucky/Maine/Tennessee:** WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. • **Oklahoma:** Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • **Kansas:** Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false Information or conceals, for the purpose of misleading, information concerning any fact material thereto may be guilty of insurance fraud as determined by a court of law. • **Ohio:** Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • **Vermont:** Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. • **All other states:** Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

SIGNATURES AND ACKNOWLEDGEMENTS

GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- Amounts I allocate to any of the Segment Types will first be allocated according to the Contribution Allocation percentages listed to the applicable Segment Type Holding Account. Amounts will be transferred from the Segment Type Holding Account to the applicable Segment on the next available Segment Start Date provided that the Performance Cap Rate we declare on the Segment Start Date is at least equal to any Performance Cap Threshold I specified and all other Segment Participation Requirements specified in the Contract are met.
- If the Performance Cap Rate AXA Equitable sets on a given Segment Start Date is less than the Performance Cap Threshold ("PCT") that I specify and that is in effect on that Segment Start Date, any account value I have in the applicable Segment Type Holding Account will not be transferred into that Segment. If I do not specify a PCT, then funds will transfer into a new Segment on all available Segment Start Dates.
- Each Segment in the Structured Investment Option provides a rate of return tied to the performance of specified index or exchange traded fund. The Segments are not index funds and do not invest in underlying mutual funds that hold investments tracked by a specified index.
- The Annual Lock Performance Cap Rate does not change during the duration of the Annual Lock Segment. The Annual Lock Segment performance may be different than that of the other segments of similar duration or that track similar indices.
- For all Choice Segments, the Choice cost will reduce the Segment Maturity Value when the Index Performance Rate is positive. This means that the return reflected in your Segment Maturity Value for a Choice Segment will be less than the Performance Cap Rate even if the Index Performance Rate is equal to or greater than the Performance Cap Rate. In effect, after the Index Performance Rate is determined, it will always be reduced by the Choice cost. If the Index Performance Rate is (i) positive but less than the Choice cost, (ii) zero, or (iii) negative but less than or equal to the Segment Buffer, your Segment Maturity Value will be equal to your initial investment. Please see your prospectus for more information.
- **Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.**
- The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Contract.
- Amounts withdrawn from the Contract may be subject to a withdrawal charge.
- In the case of IRAs and Qualified Plans, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral. IRAs and Qualified Plans derive tax deferral from the Internal Revenue Code and therefore the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Sections 3 and 4 are correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this application provided by me or under my authority.
- No Registered Representative has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Contract, or to the age at issue, in writing signed by an officer of the company.
- Structured Capital Strategies® is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with AXA Equitable and any related products.
- The S&P 500® Price Return Index and the Dow Jones US Real Estate Index (the "Indexes") are products of S&P Dow Jones Indices LLC ("SPDJI"), and have been licensed for use by AXA Equitable. The Structured Capital Strategies® contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies® contract.

I acknowledge that I have received the most current prospectus and supplements, for the Structured Capital Strategies®. After reviewing my financial information and goals with my Financial Professional, I believe that this Contract will meet my financial goals.

☐**Yes.** By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer

Service at 877-899-3743 and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

☐ **I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.**
My email address is[1]:

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable's website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons.
To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

[1] Custodially owned contracts: please provide the annuitant's email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

When you sign this application, you are agreeing that all information and statements are true and complete and the elections that you have made in this application are accurate and acknowledge that you understand the terms and conditions set forth in this application.

X ____
Proposed Owner's Signature Signed at: City, State Date

X ____
Proposed Annuitant's Signature (if other than owner) Signed at: City, State Date

X ____
Proposed Joint Owner's Signature (if other than annuitant) Signed at: City, State Date

X ____
Proposed Joint Annuitant's Signature (if other than owner) Signed at: City, State Date

REGISTERED REPRESENTATIVE SECTION

A. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income?
☐ Yes ☐ No

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official?
☐ Yes ☐ No

If "Yes", please provide explanation of position and relationship: ______________________________

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

REGISTERED REPRESENTATIVE INFORMATION

Registered Representative Name:
Rep Code:
Phone Number:
Email Address:
Broker-Dealer Name:
Broker Option:

X ____

Registered Representative Signature Date